DISBURSEMENT AUTHORIZATION
(MEMORANDUM)

TO: CFI CAPITAL LLC

FROM: BARREL ENERGY, INC.

DATE: August 21, 2026

RE: Disbursement of Funds

In connection with the issuance of that certain 6% convertible redeemable promissory note in the aggregate principal amount of $200,000.00 (the "Note"), pursuant to that certain securities purchase agreement dated as of August 21, 2026, the Investor is hereby directed to disburse the purchase price of $180,000.00 as follows:

1. $7,000.00 to Investors Counsel Attorneys, P.C. in accordance with the wire transfer instructions attached as Schedule A hereto;

2. $173,000.00 to BARREL ENERGY, INC., in accordance with the wire transfer instructions attached as Schedule B hereto;

DocuSigned by:
Jarmin Kaltsas
927AC9D33FA9496...

By: James Jarmin Kaltsas
Title: CEO 08//21/2026

DS
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